EXHIBIT 21.1

SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION

PLACE OF INCORPORATION AND PERCENTAGE OWNED

	Place of	Percentage
Subsidiary	Incorporation	Owned

CUBIC APPLICATIONS, INC.
Lacey, Washington	California	100%

CUBIC COMMUNICATIONS, INC.
San Diego, California	California	100%

CUBIC CYBER SOLUTIONS, INC.
Vienna, Virginia	Delaware	100%

CUBIC DEFENSE APPLICATIONS, INC.
San Diego, California	California	100%

CUBIC DEFENCE AUSTRALIA PTY LIMITED
New South Wales, Australia	Australia	100%

CUBIC DEFENCE NEW ZEALAND
Auckland, New Zealand *(100% owned subsidiary of Cubic Holdings Ltd.)	New Zealand	100%*

CUBIC DE MEXICO
Tijuana, Mexico	Mexico	100%

CUBIC FIELD SERVICES CANADA LIMITED
Ontario, Canada	Canada	100%

CUBIC FOREIGN SALES, INC.	St. Thomas
San Diego, California	U.S. Virgin Islands	100%

CUBIC GLOBAL TRACKING SOLUTIONS, INC.
Mountain View, California	Delaware	100%

CUBIC HOLDINGS LTD.
Aukland, New Zealand	New Zealand	100%

CUBIC LAND, INC.
San Diego, California	California	100%

CUBIC SECURITY SYSTEMS, INC.
San Diego, California	California	100%

CUBIC SIMULATION SYSTEMS, INC.
Orlando, Florida	Delaware	100%

SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION—continued

	Place of	Percentage
Subsidiary	Incorporation	Owned

CUBIC TRANSPORTATION SYSTEMS (AUSTRALIA) PTY LIMITED
New South Wales, Australia
* (50% owned subsidiary of Cubic Corporation and 50% owned subsidiary of Cubic Transportation Systems, Inc.)	Australia	100%*

CUBIC TRANSPORTATION SYSTEMS, INC.
San Diego, California	California	100%

CUBIC TRANSPORTATION SYSTEMS (INDIA) PVT LIMITED
Hyderabad, India	India	100%

CUBIC TRANSPORTATION SYSTEMS LIMITED
London, England
*(100% owned subsidiary of Cubic (U.K.) Limited)	England	100%*

CUBIC (U.K.) LIMITED
London, England	England	100%

CUBIC WORLDWIDE TECHNICAL SERVICES, INC.
San Diego, California	Delaware	100%

EACCESS LLC
San Diego, California	Delaware	100%

OMEGA TRAINING GROUP, INC.
Columbus, Georgia	Georgia	100%

TRANSACTION SYSTEMS LIMITED
London, England
*(50% owned subsidiary of Cubic (U.K.) Limited)	England	50%*